UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                December 1, 1999

                Date of Report (date of earliest event reported)

 AmeriNet Group.com, Inc.(Exact name of registrant as specified in its chapter)

              Delaware(State or other jurisdiction of incorporation

                                    000-03718

                            (Commission File Number)

                  11-2050317 (IRS Employer Identification No.)

        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431

               (Address of principal executive offices) (Zip Code)

    902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487 code(Former name or former address, if changed since last report)

                                 (561) 998-3435

                  Registrant's telephone number, including area

                             Dated December 15, 1999

                       INFORMATION INCLUDED IN THE REPORT

                             AVAILABLE INFORMATION.

         The public may read and copy any materials filed by the Registrant with the Commission at the Commission's Public Reference Room at 450 Fifth Street, Northwest, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Registrant and other issuers that file reports electronically with the Commission, at http://www.sec.gov. the Registrant's wholly owned operating subsidiaries, Wriwebs.com, Inc., and Trilogy International, Inc., maintain web sites at Www.wriwebs.com and www.trilogyonline.coM, respectively.

                 CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS

         The Private Securities Litigate Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Registrant is detailed from time to time in the Registrant's reports filed with the Commission. This report contains "forward looking statements" relating to the Registrant's current expectations and beliefs. These include statements concerning operations, performance, financial condition and anticipated growth. For this purpose, any statements contained in this information statement that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue", or the negative or other variation thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond the Registrant's control. Should one or more of these risks or uncertainties materialize or should the Registrant's underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

                                TABLE OF CONTENTS
ITEM                                                                   PAGE

Available information                                                     2
Item 2    Acquisition or Disposition of Assets                            4
Item 101  Description of Business                                         5
Item 102  Description of Property                                         _
Item 103  Legal Proceedings                                               _
Item 303  Management's Plan of Operation; Discussion and Analysis of Financial
          Condition and Results of Operations                            10
Item 304  Changes in Accountants                                         15
Item 401  Directors and Executive Officers                               16
Item 402  Executive Compensation                                         21
Item 403  Security Ownership of Certain Beneficial Owners and Management 24
Item 404  Certain Relationships and Related Transactions                 27
Item 504  Risk Factors                                                   28
          Use of Proceeds                                                32
Item 701  Recent Sales of  Unregistered Securities                       33
Item 702  Indemnification                                                _
Item 5    Other Events                                                   34
          Yankees Consulting Agreement                                   34
          Amendment of Bylaws                                            34
Item 7    Financial Statements and Exhibits                              35
          Financial Statements of Businesses Acquired                    35
          Pro Forma Financial Information                                37
          Exhibits Required by Item 601 of Regulation SB                 37

Signatures                                                               38

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

     On December 1, 1999, the Registrant acquired Trilogy International, Inc., a development stage Florida corporation (hereinafter referred to as Trilogy") engaged in the business of selling pet care and human nutritional supplement products through a network marketing (also referred to commonly as multi-level marketing) program and over the Internet. The acquisition was effected by merging Trilogy into a newly organized, wholly owned subsidiary of the Registrant (Trilogy Acquisition Corporation, a Florida corporation), as a result of which all of the capital stock of Trilogy was converted into 1,817,273 shares of the Registrant's common stock, all outstanding Trilogy options and warrants were converted into options and warrants to purchase 1/3 share of the Registrant's common stock for every share of Trilogy capital stock covered subject thereto, at an exercise price of $0.75 per share. At the time of the acquisition, Trilogy had reserved 1,016,819 shares of its common stock for issuance subject to outstanding, unexercised five year warrants (744,818 shares) and ten year incentive stock options (272,001), there being no other obligations directly or indirectly obligating Trilogy to issue any of its securities to any person for any purpose; consequently, the Registrant has reserved 338,939 shares of its common stock for issuance to former Trilogy option and warrant holders at such time, if ever, that they elect to exercise their options or warrants. A copy of the acquisition agreement, including exhibits and schedules thereto, is filed as an exhibit to this report and the foregoing summary is qualified in its entirety by reference thereto.

     The following information pertaining to Trilogy has been provided to the Registrant by Trilogy's management and is provided under headings based on Commission Regulation S-B:

ITEM 101       DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT.

     Trilogy is a Florida based network marketing / e-commerce company that provides products which enhance the quality of life for people, the planet and our pets. Trilogy offers consumers an opportunity to own and operate their own "turn-key" Internet and network marketing business selling the Trilogy products. Trilogy's independent field representatives can develop a customer base and earn retail profit and bonuses from the sale of products as well as building a sales force and earn commissions on the sales of others in their organization.

     Trilogy began by offering consumers a proprietary line of wholesome, effective and non-toxic products for the pet care industry, sold under the "Trilogy's Best Friends" label. The next step in the Trilogy business plan was to offer products in the consumer health care market with a line of nutritional supplements. The first product in the consumer health care line was Trilogy's "Essence of Life Colostrum Formula with Astragalus." Trilogy is currently negotiating with a number of companies to add other products.

     Trilogy was incorporated in Florida effective August 3, 1998 and became operational in July 1999. During that eleven month period, Trilogy developed a business plan, built an infrastructure, hired professional staff, designed and implemented their e-commerce website and created the marketing materials necessary to launch the business. Due to the fact that Trilogy's e-commerce was not fully operational until December 1, 1999, there has been minimal active recruiting or significant training of independent field representatives. Currently, Trilogy has 152 independent field representatives and has implemented a plan to recruit and train leaders in the network marketing field to generate sales momentum.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

     All of the following products are marketed under the Trilogy's "Best Friends" label:

PRODUCT                       DESCRIPTION                   RETAIL    MARKET
                                                            PRICE

Count Down                    Supports a healthy            $25.95    Overweight dogs and cats
                              weight loss program
Agility with                  Vitamin, mineral              $38.95    Senior dogs and cats and
Glucosamine                   and herbal formula                      large and long-backed dogs
                              healthy bones and joints

Skin and Coat Formula         Multivitamin  and  mineral    $27.95    Kittens and cats with skin and coat problems
for cats and Kittens with     formula for healthy skin
Fish Oil and Taurine          and coat

Advanced Multivitamin         Supports dog's overall        $23.95    All Puppies and dogs
and Mineral Formula           well being and natural
with Colostrum                defenses

Advanced Multivitamin         Supports cat's overall        $21.95    All kittens and cats
and Mineral Formula with      well being and natural
with Colostrum                defenses

Herbal Skin and Coat          For normal or problem         $15.95    All dogs, cats, ferrets and horses
Shampoo with Tea              skin and coat
Tree Oil and Aloe Vera

Odor Remover                  Removes odors                 $11.95    Consumers  who are pet  owners or have
                                                                      a need to remove household odors

Soothing Mist with Tea        Natural skin relief for       $11.95    Dogs, cats and ferrets of all ages
Tree Oil and Aloe Vera        skin and coat

Herbal Shed Less              Reduces excessive             $21.95    Puppies, dogs, kittens, cats and ferrets
                              shedding

Sampler Package               One of each product           $226.50   Those who sign up as Trilogy
                              in the Trilogy's Best                   independent field representatives
                              Friends pet care line


                                       5

     In addition, Trilogy offers the following products under Trilogy's "Essence of Life" label:


PRODUCT                    DESCRIPTION               RETAIL PRICE      MARKET

Trilogy's Essence of      Supports a healthy         $26.95           Health conscious consumers of all ages
Life Colostrum Formula    immune system
with Astragalus

Trilogy's  Essence  of     A case of  Essence  of    $323.40          Those  who  sign  up  as  Trilogy   independent
Life Colostrum Formula     Life Colostrum Formula                     field representatives
with Astragalus Sampler    with Astragalus
Package


     Independent field representatives are also encouraged to purchase a Trilogy Replicator Internet E-commerce website cross linked to Trilogy's professionally operated and maintained corporate website. The purchase price ($14.95) has been waived for independent field representatives who elect to acquire the Trilogy Replicator E-commerce Site prior to March 1, 2000. In addition to the purchase price, independent field representatives who elect to acquire the Trilogy Replicator E-commerce Site pay a monthly fee of $10.95.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

     Trilogy utilizes a network of independent field representatives throughout the United States to distribute all of its products. The independent field representatives pay a sign-up fee of $34.95 which grants them the conditional right promote Trilogy products by either sending customers to their own personalized Trilogy e-commerce site or by direct one-on-one sales. Trilogy sells field representatives sales tools and promotional materials designed to increase traffic to their web sites and to make professional one-on-one sales presentations. Field Representatives can gain additional profit by growing their sales force, thus continuously expanding Trilogy's distribution base (a marketing program frequently described as network or multi-level marketing).

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

     All products and services previously announced are currently available and are being marketed. Trilogy expects to be regularly developing new products and to be regularly considering new products developed by outside suppliers, in order to provide its independent field representatives an expanding source of quality products to sell to their expanding consumer markets. Trilogy disseminates all information regarding new products and services through its network of independent field representatives. This is done through the mail, via phone conference calls, e-mail and faxes. To date, two articles have been published on Trilogy. The National Association of Professional Pet Sitters, a registered field representative of Trilogy, released an article in their December 1999 newsletter which discussed the pet products available for sale and the opportunity to profit by selling the products. Trilogy founders, Dennis and Carol Berardi, were also interviewed for an article that appeared in the December/January 2000 issue of Network Marketing Lifestyles magazine.

COMPETITIVE BUSINESS CONDITIONS AND THE SMALL BUSINESS ISSUER'S COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

     Currently, Trilogy competes in two very aggressive markets in the United States, premium pet nutraceutical products and human nutritional supplements. The field is characterized by a broad range of participants ranging from multinational corporations to "mom and pop" businesses. Many competitors or potential competitors are very well capitalized and staffed, and would have strong advantages in competition with Trilogy for products, personnel and consumers. While most of these are not currently in direct competition with Trilogy, they can be expected to enter Trilogy's market niche and provide serious competition as Trilogy experiences material success. Trilogy plans to overcome such risks by establishing an early brand name recognition, product identity and reputation for quality and reliability.

     Trilogy markets a proprietary line of wholesome, effective, non-toxic products for the multi-billion dollar pet care industry, sold under the Trilogy's Best Friends label. Trilogy's pet products are formulated by nationally recognized veterinarian, Jane R. Bicks, D.V.M., who uses only the highest quality ingredients. Only a handful of network marketing companies offer premium nutritional supplements for pets. Amway, Oxyfresh USA, Inc. and Body Wise International may be considered direct competitors because they offer similar product lines through network marketing.

     Trilogy's human supplement, Essence of Life Colostrum Formula with Astragalus, is formulated by Yale educated physician, Kamau Kokayi, M.D. The product is designed to help boost immune function. Many nutritional oriented companies offer supplements to boost the immune system. However, because the ingredients in Trilogy's formula are so unique, the primary competitors are only those companies which offer nutritional products containing colostrum. The major competitor in this area is New Life Foods based in Marietta, Georgia. New Life Foods offers colostrum in capsule, powder and liquid formats, chewable tablets for children, nutritional bars and a skin cream. To the best of our knowledge, there is only one other company on the Internet selling an immune boosting nutritional supplement with both colostrum and astragalus. Matol International, a network marketing company based in Lachine, Quebec, Canada, offers Biomune OFS Plus, a nutritional supplement that combines both of these ingredients.

     By stressing direct inter-personal contact and providing competitive compensation and a professionally developed training program, Trilogy expects that its independent field representatives will be motivated to continuously increase their customer base and expand their sales force. This, in turn, provides Trilogy with a competitive advantage against traditional retailers and e-commerce companies by materially reducing Trilogy's corporate advertising expenses and increasing its profit margins.

     Notwithstanding the foregoing, despite Trilogy's best efforts to develop and market its products, no assurances can be provided that it will successfully overcome current or future competition.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

     The only raw material purchased directly by Trilogy is dendritic salt which is the main ingredient in Trilogy's Best Friends Odor Remover. This product is purchased from Eco-aromatic Systems Inc. in Decatur, Illinois. Dendritic salt is a simple salt compound which would be readily available at competitive prices from other sources.

     Trilogy's current principal product and component suppliers are: Innovative Chemical Corporation, Amherst, New York; Pharma Chemie, Syracuse, Nebraska; Professional Pet Products, Miami, Florida; Promise Printing, Stuart, Florida;
Fawcett's Videomarketing, Laguna Niguel, California; Video Plus Inc., Lake Dallas, Texas; Consolidated Label Co., Longwood, Florida; Tabco Inc., Kansas City, Kansas.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION

ROYALTY AGREEMENTS:

     Trilogy is a party to the following royalty arrangements involving its products or marketing tools, copies of which are files as exhibits to this report:

     An agreement dated June 24, 1999 with Richard Berardi, with no expiration date, which requires Trilogy to pay him $0.05 per video tape for the Trilogy's Best Friends theme song.

     An agreement dated May 15, 1999 with Tana Henke, with no expiration date, which requires Trilogy to pay her 5% of the price paid by Trilogy for its Best Friends Advanced Multivitamin & Mineral Formula with Colostrum for Dogs and Cats.

     An agreement dated October 26, 1999 with Dr. Kamau Kokayi, with no expiration date, which requires Trilogy to pay him 2% of the price paid by Trilogy for its Essence of Life Colostrum Formula with Astragalus.

     Copies of each of the foregoing agreements are filed as exhibits to this report and the foregoing summaries are qualified in their entirety by reference thereto.

TRADEMARKS:

     Trilogy has applied for federal trademarks covering the name "Trilogy" for a number of its products in the following classes, copies of which are filed as exhibits to this report:

         INTERNATIONAL SUPPLEMENTS IN INTERNATIONAL CLASS 005:

     The application, dated June 11, 1999 was filed on June 7, 1999. If granted, it could provide protection from unauthorized use for a period of ten years, subject to renewal for an additional ten years. United States Trademark Application Number 75/726,820. First use of the mark was June of 1998. Even if granted, however, under certain circumstances courts may decline to enforce it against a party infringing it that overcomes the presumptions under which it was granted.

         PET FOODS AND SUPPLIES IN INTERNATIONAL CLASS 031:

     The application, dated June 11, 1999 was filed on June 7, 1999. If granted, it could provide protection from unauthorized use for a period of ten years, subject to renewal for an additional ten years. United States Trademark Application Number 75/726,820. First use of the mark was June of 1998. Even if granted, however, under certain circumstances courts may decline to enforce it against a party infringing it that overcomes the presumptions under which it was granted.

         DIRECT SALES, NAMELY ADVERTISING DISTRIBUTED BY MAIL AND VIA GLOBAL COMPUTER INFORMATION NETWORK IN INTERNATIONAL CLASS 035:

         The application is currently in preparation.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

     Trilogy's products are currently subject to regulation by the United States Food and Drug Administration, and by comparable state agencies. Its current products are subject to the Food and Drug Administration's regulation of labeling under the Dietary Supplement and Health Education Act of 1994 for its human nutritional supplement product, Trilogy's Essence of Life Colostrum Formula with Astragalus. Trilogy complies with the standards set by the Center for Veterinary Medicine of the United States Food and Drug Administration and the American Association of Feed Control Officials for its nutritional pet supplement products under the Trilogy's Best Friends label. Trilogy's e-commerce corporate website is operated according to the regulations governing communication activities regarding privacy rights, receipt of unsolicited communications and Internet fraud. Trilogy has established policies that independent field representatives must follow, which were designed to avoid such problems. However, no assurances can be provided that in the future inadvertent activities by Trilogy independent field representatives will not subject it to regulatory actions or civil liabilities.

     Although Trilogy will use best efforts to comply with applicable laws, regulations and industry standards, in light of the dynamic nature of legislation and regulation, especially on a state by state basis, no assurances can be provided that it will always be in full compliance therewith. This is especially the case because Trilogy relies on third parties for production and delivery of its products. In order to alleviate the likelihood of possible regulation, Trilogy carefully selects the companies with which it does business, and monitors their performance for quality control purposes, timeliness and customer relations.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES

     As of November 30, 1999, Trilogy employed twelve people on a full time basis. Currently, there are no part time staff employed. Most of Trilogy's sales are conducted through independent representatives and its production and delivery activities are conducted through third party contractors. Management of Trilogy believes that all of its current and foreseeable personnel requirements can be met from locally available personnel at competitive prices. None of Trilogy's employees are, or have expressed an interest in, being represented by unions or other organizations on the basis of collective bargaining agreements. Trilogy's twelve current employees are comprised of six executives, two marketing persons, three field representative coordinators and one ethics and compliance manager.

ITEM 102       DESCRIPTION OF PROPERTY

DESCRIPTION OF TRILOGY'S ASSETS

     As of  September  30,  1999,  the net  assets  of  Trilogy  were  valued by management at $306,160 and were comprised of product inventory and sales material inventory ($143,339 at cost), and, furniture, fixtures and equipment with a depreciated book value of $138,420, comprised of telephone equipment, five Encore Binaural Headsets with modular adapters, one HP ScanJet 6200C scanner, five printers, one Brother All-in-One fax, two Toshiba Tecra laptop computers, seven computer stations including monitors, three servers and related software, one backup power supply system, computer software, miscellaneous computer hardware and office equipment, office furniture and leasehold improvements.] being modified in e-mail message.

     Trilogy leases the following office equipment and furniture at a monthly cost of $2,702.34: one Panasonic Digital 816 Telephone System with eight lines and eight stations, one Executone Telephone System, one Toshiba copier, one Dell laptop computer , three field support computer stations, two desktop publishing computer stations, one Internet server, one HP LaserJet printer, fifteen desks, thirty-one chairs, four filing units and one conference table.

DESCRIPTION OF REAL ESTATE

     Trilogy's corporate offices are located at 526 Southeast Dixie Highway, Stuart, Florida 34994. The Trilogy phone number is 561-781-7278. Trilogy's website address is www.trilogyonline.com. Trilogy's offices total approximately 4,400 square feet with 2,000 square feet used for order entry, field support and sales and marketing and 2,200 for executive offices, conference room and training facilities. The remaining 200 square feet are dedicated to computer and telecommunication equipment. The office is leased with a five-year term at a monthly cost of $4,975.50. The building was completely renovated to Trilogy's specifications prior to occupancy.

ITEM 103       LEGAL PROCEEDINGS

     The only material litigation to which Trilogy is known to be a party involves a single claim by a former consultant, Deborah George. On November 29, 1999, an action for damages (breach of an oral consulting agreement) was filed by Deborah George against Trilogy in the Circuit Court of the 19th Judicial Circuit in Martin County, Florida Case No. 99-842-CA. Ms. George claims that she and Trilogy orally agreed that she would provide a variety of consulting services such as recruitment, training, securing financing, and general consulting. Ms. George claims the compensation for such services was to be payment of three thousand dollars per month plus additional fees for specific projects and an option to purchase twenty thousand shares of Trilogy's common stock. Ms. George claims Trilogy owes her for services rendered in the amount of $36,000..00 plus the value of her stock options. Trilogy denies the allegations in the Complaint and intends to vigorously defend this action and contest the claim.

ITEM  303      MANAGEMENT'S  PLAN  OF  OPERATION;   DISCUSSION  AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The information required by this item will be provided, together with the financial statements and pro forma financial information pertaining to the transaction which is the subject of this report, by amendment hereto to be filed by the Registrant with Commission on or before the sixtieth day following the date of this report. The financial data included in the following information is based on unaudited data that may not comply with generally accepted accounting principals, consistently applied and will be superseded in the subsequent amendment. Accordingly, the information may not prove accurate and should not be relied on other than as a good faith effort by Trilogy's management to provide useful information on an interim basis.

PLAN OF OPERATION:

     During the twelve months ending on November 30, 2000, Trilogy intends to materially expand its business operations using the funding that the Registrant provided upon the closing of the acquisition of Trilogy ($250,000) and the funding that the Registrant has agreed to provide (up to an additional $650,000) within the next 180 days.

     Trilogy is a network marketing and e-commerce company selling its products through a network of independent field representatives. Although Trilogy was founded in May of 1998 and was formally organized as a Florida corporation in August of 1998, product sales were not initiated until the end of July 1999. Since July 1999, 152 individuals have signed agreements to become independent field representatives.

     Trilogy's business development was limited until recently because a major component of its marketing plan involved use by its independent marketing representatives of individual replicator sites based on Trilogy's Internet and e-commerce site. Because the replicator sites were not fully functional and therefore not available to independent field representatives until early December of 1999, independent field representatives were not actively recruited during the last four months. Consistent with management's belief in their importance, Trilogy's web site (www.trilogyonline.com) and the corresponding independent field representative's replicator sites will constantly be updated and improved by the Trilogy information systems and marketing departments.

     During the next twelve months, assuming that the replicator sites remain functional and available and that the Registrant provides funding for ongoing operations during the next six months, Trilogy's chief executive officer and its president will be devoting a major portion of their time to recruiting, enlisting and training additional independent field representatives for Trilogy. Trilogy's management believes that the number of active independent field representatives necessary to produce revenues sufficient to generate net operating income (approximately 5,000) can be recruited and trained within nine months after the date of this report and that it will have trained and recruited 7,000 independent field representatives within twelve months after the date of this report.

     As Trilogy's marketing capabilities expand, management anticipates that it will expand its product offerings to meet the perceived requirements of its existing consumer base and to expand into other areas deemed potentially profitable and synergistic. Its product development and marketing departments will be responsible for assuring that required products are developed, tested and test marketed in time to meet demand therefor.

     Trilogy currently maintains its own product development and marketing departments; however, all product development activities following the formulation stage are conducted through third party anticipated suppliers. In addition, a major source of new products in the future is expected to involve marketing rights to products developed by other persons. Products under consideration at this time include an expansion of Trilogy's current line of pet care and human nutritional supplement products. In most instances, information concerning products under development or products for which Trilogy is negotiating marketing rights will be kept confidential and if disclosure pursuant to Commission rules is required, the information will be provided under requests for confidential treatment. Such policy is based on competitive and negotiating factors.

MANAGEMENT DISCUSSION AND ANALYSIS

     From the date of its organization in August of 1998 through late July of 1999, Trilogy had no revenues. From May of 1998 through December 31, 1998 Trilogy incurred start-up expenses of $93,608. Of this amount, $89,131 was capitalized for tax purposes and then expensed in July of 1999. For the six months ending June 30, 1999 Trilogy incurred expenses of $565,498. For the three months ending September 30, 1999 Trilogy had revenues of $38,571 and expenses of $477,502 for a net loss from operations of $438,931. Management estimates that an additional loss from operations of approximately $150,000 was incurred for the two months ending November 30, 1999.

     Trilogy does not expect to be able to meet all anticipated operating expenses during the next twelve months from internally generated operational income. Management expects that loses from operations will continue to be substantial for at least the next six months while a viable network of independent field representatives is being established. Net operating loss from operations for the next six months is projected to be approximately $475,000. If projections are met, of which there can be no assurance at this time, operations are expected to become marginally profitable in the third calendar quarter of 2000.

     Through November of 1999, the employees of Trilogy have funded a substantial portion of the operating expenses of Trilogy through the deferral of a portion of their salaries. Trilogy's liability for this deferred compensation amounted to $390,224 through November 30, 1999 and an additional liability for deferred compensation in December 1999 is expected in the amount of $22,460. The total, expected to be $412,684 at December 31, 1999, is not payable until Trilogy becomes profitable and is able to make payments to reduce this obligation from positive cash flow from operations. However, Trilogy is committed to start paying its employees at their full salaries as of January 1, 2000, which will increase the cash, requirements of Trilogy's operations by approximately $14,543 per month.

     If revenues are realized as projected, additional personnel will be required in Trilogy's call center, administrative and finance departments. Management anticipates that it will add a receptionist in March of 2000 and an administrative assistant in July of 2000. An additional field support agent is planned for the call center department in each of the months of April, June, August, October and November, 2000. The finance department expects to add a bookkeeper in April of 2000 and a staff accountant in November of 2000. An assistant to the director of information systems is planned for November of 2000 but this position my have to be filled sooner depending on the demands created by Trilogy's web site and the field representatives' replicator sites. The cost of adding the personnel listed above is estimated to be $110,000 during the next twelve months.

     As additional personnel are employed, there will be a corresponding requirement for capital expenditures for office furniture, computer hardware and computer software. During the next twelve months, Trilogy's management anticipates spending approximately $40,000 for such purpose.

     Trilogy's current level of product inventory is sufficient to fill anticipated orders for its current product line over the next several months and current levels will be maintained by replacement as sold, funded by revenues. However, a higher level of available inventory must be established and maintained as new products are added to Trilogy's existing product line. Management anticipates that as much as $100,000 could be required during the next twelve months to establish and maintain inventories at the required levels.

     To increase the network of independent field representatives, to expand operations and make necessary capital expenditures as projected, Trilogy will be dependent on up to $650,000 in funding from the Registrant over the next six months in order to meet its ongoing financial obligations.

RESULTS OF OPERATIONS

     For the eight-month period from the founding of Trilogy in May 1998 through December 31, 1998, Trilogy had no revenues and incurred $93,608 of start-up expenses. $89,131 of these expenses were capitalized for tax purposes as of December 31, 1998 and subsequently expensed when Trilogy opened for business in July 1999.

     For the six-month period ending June 30, 1999, Trilogy had no revenues and incurred expenses of $565,498. Of this amount payroll expense was $362,860 and consulting expense was $96,408. Of this $459,268 total, $188,521 has been paid and employees and consultants have deferred $270,747until Trilogy attains profitable operations. Legal costs were $32,403 of which $24,739 was incurred in conjunction with Trilogy's February 22, 1999 participating preferred offering. Travel expense was $21,033, telephone expense $12,177 and other general and administrative expenses including rent, utilities, insurance, facilities maintenance and supplies totaled $40,617. Trilogy fiscal resources during this period were employed principally to establish its infrastructure and to develop, test and test market its existing product lines and marketing materials.

     Trilogy began to book sales in August of 1999 and for the three month period ending September 30, 1999 had net revenues from sales of its products and sales materials of $38,571. Cost of sales was $20,888 yielding a gross profit of $17,683. Departmental and other expenses for the period were $456,614 and net operating loss was $438,931. Payroll expense was $247,793 and consulting expense $45,316, of which $214, 273 was paid to employees and consultants and the balance was accrued, increasing Trilogy's liability for deferred compensation by $78,836. Travel expense was $44,452; telephone expense was $29,768; legal expense was $18,311 and other departmental and general and administrative expenses for the period were $61,652.

ACCOUNTING POLICIES AND PROCEDURES

     Generally, Trilogy recognizes revenues from sales of products when its products or sales materials are shipped. Generally, credit card, check, cash or electronic transfer prepays all orders. Because its policy of prepayment is generally applied, Trilogy's accounts receivable are minimal and are expected to remain so.

INTERNAL AND EXTERNAL SOURCES OF LIQUIDITY

     From its founding in May 1998 through late July 1999, Trilogy generated no revenues. Trilogy financed its operations from its start-up through launch phases using a combination of capital contributions, debt, lease financing, extended credit terms from vendors and deferral of compensation by its officers, employees and consultants.

CONTRIBUTIONS BY FOUNDERS

     From the founding of Trilogy in May of 1998 and its organization as a Florida corporation in August 1998 through March 1999, Dennis Berardi, the chief executive officer and co-founder of Trilogy and his wife Carol Berardi, the president and co-founder of Trilogy, contributed $96,818 of their own funds to paid in capital. In addition, Mr. and Mrs. Berardi received no salary from Trilogy from inception through November 1998 and deferred their full salaries for the period from December 1, 1998 through March 1999 until such time as Trilogy becomes sufficiently profitable to repay the deferred compensation from positive cash flow generated by operations.

PRIVATE PLACEMENT TO ACCREDITED INVESTORS

     In May of 1999, Trilogy completed a participating preferred offering in reliance on Section 4(6) of the Securities Act in the amount of $660,000, the net proceeds of which were $625,261 (after deduction for legal expenses in connection with the offering). A total of 18 accredited investors participated in the placement subscribing for $10,000 to $120,000 each. In accordance with the terms of the participating preferred offering approximately $40,000 of the proceeds were used to reimburse officers and employees of Trilogy for expenses incurred on behalf of Trilogy during the period from January 1, 1999 through April 30, 1999. No reimbursement for salaries deferred during the period
December 1, 1998 through March 31, 1999 were made, as required in accordance with the terms of the Offering. As a condition of the participating preferred offering and in order to conserve operating capital, the officers and management employees of Trilogy agreed to defer 25% of their salaries for the four months following the closing of the offering. The deferred portion of their salaries was also to be paid only upon Trilogy's becoming profitable and having the ability to repay the deferred compensation from positive cash flow generated by operations.

RECENT SALARY DEFERRALS

     The opening of Trilogy for business was delayed beyond the date that management originally anticipated. As a result, in August 1999, in a further effort to conserve Trilogy's operating capital, its officers, management employees and consultants who had been deferring 25% of their salaries for the prior four months agreed to continue to defer at least 25% of their salaries through December 1999. Trilogy's Chief financial officer, upon being hired in late July 1999, also agreed to defer 25% of his salary through December 1999. In September two additional management employees agreed to defer 25% of their salaries through the end of December 1999.

LOANS

     In May of 1999, Trilogy borrowed $7,118 from a member of its board of directors for the purchase of computer equipment. $1,000 of the subject loan was subsequently repaid. The balance of the loan in the principal amount of $6,118 plus interest at 20.65% per annum (the lenders' interest cost based on applicable credit card rates) from June 15, 1999, remains unpaid.

EXPENDITURE ARRANGEMENTS

     In addition to the operating losses generated by Trilogy during the six months ending June 30, 1999, Trilogy made capital expenditures in the amount of $115,492 for computer hardware and software, office equipment and furniture; purchased $33,415 of products and sales materials for inventory; and, made security deposits for rent and utilities totaling $18,648.

     During the three-month period ending September 30, 1999, Trilogy increased its inventory on hand by $109,924 bringing the total value of inventory on hand to $143,339 and purchased $27,118 of additional computer hardware, $22,366 of which was leased, reducing the capital expenditure required to $4,752; and, made additional capital expenditures for computer software; office furniture and equipment; telephone equipment and lease hold improvements to its new office space in the total amount of $26,822. After funding accrued expenses of approximately $40,000 and funding the operating expenses and capital expenditures through June 30, 1999, Trilogy retained approximately $229,339 of the net proceeds of its participating preferred offering as working capital.

     The operating loses and capital expenditures for the three month period ending September 30, 1999, as detailed above, excluding start up expenses recognized during the period but previously funded, were $486,164, resulting in a requirement for additional working capital of $256,825. Trilogy was able to deal with the shortfall for the period:

         * Through deferring internal compensation in the amount of $78,836; restructuring payment of accounts payable to vendors and reimbursement of expenses to employees, resulting in a deferral of $138,815;

         * By obtaining short term loans from officers, management employees and families of officers in the total amount of $25,500 (based on Trilogy's agreement to repay them from the proceeds of the investment anticipated from the Registrant); and,

         *  Through  an  additional  equity  investment  by two of the  original
         investors  in  Trilogy's   participating  preferred  offering  totaling
         $33,000.

     Subsequent to September 30, 1999, Trilogy continued to sustain substantial loses from operations which required additional funding. In October of 1999 two of the original investors in Trilogy's participating preferred offering made additional equity investments which totaled $41,818 and in November of 1999 one of the original investors made an additional $10,000 equity investment. In October of 1999 a short-term loan in the amount of $7,000 was obtained from members of officers families and in November of 1999 a short-term loan in the amount of $12,000 was obtained from a member of Trilogy's board of directors. During the period from October 1 through November 30, 1999, accounts payable increased by approximately $27,931 to $166,746 and accrued compensation for employees and consultants increased by approximately $33,942 to a total of $383,525.

CURRENT CAPITAL REQUIREMENTS

     On December 3, 1999 Trilogy received $220,000 of the $250,000 funded by the Registrant upon closing of the acquisition of Trilogy which is the subject of this report. $30,000 was retained by Trilogy's legal counsel for legal expenses. Of the $30,000 retained by counsel, approximately $8,000 was to satisfy outstanding accounts payable for services unrelated to the acquisition and approximately $22,000 was retained for legal services rendered in connection with the acquisition.

     Upon receipt of the $220,000 in net proceeds from the initial funding provided by the Registrant, Trilogy disbursed funds to reduce accounts payable by approximately $119,153 leaving an accounts payable balance of approximately $47,593 (the majority of which is past due). Short-term loans in the principal amount of $44,500 were repaid together with accrued interest in the amount of $908. In addition to deferring 25% of their salaries as agreed, Carol and Dennis Berardi deferred payment of $16,442 of their salaries until the closing of the acquisition and receipt of the initial funding from the Registrant. This amount was paid from the proceeds of the Registrant's initial funding. The funds remaining from the Registrant's initial funding of Trilogy combined with the cash flow expected to be generated by Trilogy's operations will not be sufficient to meet anticipated operating expenses through December 31, 1999 and reduce the current accounts payable balance to an acceptable level.

     Subject to a number of conditions involving Trilogy's compliance with its obligations under the acquisition agreement (including providing required audited financial statements for filing with the Commission in a timely manner and the accuracy of representations and warranties), the Registrant indicated that it intended to provide Trilogy with funding in addition to the initial $250,000 provided, within 180 days after the acquisition of Trilogy, which took place on December 1, 1999. The funding was anticipated in two equal installments, the first of which was to be provided within 90 days after the acquisition. However, subsequent to the closing Trilogy's management provided the Registrant with projections of income, expense and cash flow indicating that it would require accelerated funding of $50,000 during December of 1999, $75,000 during January of 2000 and $75,000 during February of 2000 from the first $325,000 installment and Trilogy's management is endeavoring to persuade the Registrant to provide such funding in a manner allowing Trilogy to meet its revised, anticipated operating expense schedule. While no assurances can be provided that the funding requested by Trilogy will be available, the Registrant believes that funding can be arranged at level's deemed adequate for Trilogy by the Registrant, provided that Trilogy's business operations and prospects reflect the projections provided by Trilogy's management, as reflected by the acquisition agreement and its schedules and exhibits, all of which are filed as exhibits to this report. The failure of the Registrant to provide funding in a manner sufficient to meet Trilogy's cash flow requirements could substantially inhibit Trilogy's ability to expand its network of independent field representatives, introduce new products or continue to operate its business as planned.

ITEM 304       CHANGES IN ACCOUNTANTS

     The firm of Nora F. Catano, CPA, of Stuart, Florida compiled a statement of assets, liabilities and equity on an income tax basis for Trilogy as of December 31, 1998. As stated in Ms. Catano's compilation report dated March 5, 1999, the financial statements for the partial year ending December 31, 1998 were prepared on the accounting basis used by Trilogy for income tax purposes which is a comprehensive basis of accounting other than generally accepted accounting principles. Ms. Catano also stated in her compilation report that management had elected to omit substantially all of the disclosures ordinarily included in financial statements. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about Trilogy's assets, liabilities, capital, revenue and expenses. Accordingly, those financial statements were not designed for those who are not informed about such matters.

     During calendar year 1999, Trilogy did not use the services of Nora F. Catano, CPA, other than for the December 31, 1998 compilation report and the preparation of payroll tax returns for the first two quarters of 1999. The decision not to use such firm for any other matters did not involve any disagreements over accounting issues, rather, they reflected Trilogy's management's decision to perform such work in house.

     From January 1, 1999 through the closing of the acquisition agreement between the Registrant and Trilogy on November 30, 1999, all bookkeeping and preparation of financial statements have been performed by Trilogy employees. No employee of Trilogy is a certified public accountant. None of Trilogy's financial statements prepared during the eleven months ending November 30, 1999 have been either reviewed by or audited by an independent accounting firm. Management of Trilogy has used its best efforts to maintain current accounting records for its business according to generally accepted accounting principals. However, in as much as the financial data produced by Trilogy employees has not been audited, it may not comply with generally accepted accounting principals consistently applied.

     As a result of its acquisition by the Registrant, Trilogy is now required to provide certified financial statements, since inception, in compliance with generally accepted accounting principals consistently applied, and complying with the requirements of Commission regulation SB. Trilogy intends to retain the services of the Registrant's auditor, the firm of Daszkal, Bolton, Manela, Devlin & Co., Certified Public Accountants, Boca Raton, Florida ("Daszkal") to conduct the audit of Trilogy's financial statements through June 30, 1999, an unaudited quarterly update for the quarter ended September 30, 1999, and a final unaudited update from the period starting on October 1, 1999 and ending on November 30, 1999, the first two of which must be filed with and not rejected by the Commission as an amendment to this report on or before the earlier of the seventy-fifth day after the acquisition or the sixtieth day following this report. In the event such financial statements were deemed by the Commission not to meet the requirements of Regulation SB, the Registrant would have the several options, including rescission of the acquisition, restructuring of the acquisition and availing itself of remedies involving reduction of the consideration for the acquisition of Trilogy by up to 20%. The firm of Daszkal, Bolton, Manela, Devlin & Co., was selected because it also serves as the Registrant's auditor.

ITEM 401       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

     The following persons served as Trilogy's officers and directors at the time of its acquisition by the Registrant, and are expected to continue to serve in such roles for the foreseeable future, albeit at the pleasure of Trilogy's board of directors. Pursuant to the terms of the acquisition agreement between the Registrant and Trilogy, the Registrant, as Trilogy's sole stockholder, has agreed to elect designees of Trilogy's former stockholders to two-thirds of the seats on Trilogy's board of directors, subject to SPECIFIED PERFORMANCE CRITERIA (E.G., subject to attaining earnings projections, compliance with fiduciary obligations and with applicable law). Trilogy's former stockholders have designated Mrs. Berardi and Messrs. Berardi, Holmes and Calabro as their initial designees. The Registrant has also elected its president, Michael Harris Jordan, as a member of Trilogy's board of directors and is expected to elect Ryan D. Chamberlin, the son of the Richard G. Chamberlin, Esquire (a member of the Registrant's board of directors, its former secretary and its current general counsel) as the final member of Trilogy's board of directors.

NAME                     AGE      ELECTED  POSITION

Dennis Berardi           54       (1)      Director, chairman of the board of
                                           directors and chief executive officer
Carol Berardi            45       (1)      Director, president and chief
                                           operating officer
John Holmes              55       (2)(3)   Director and secretary
Michael Harris Jordan    46       (5)      Director
Ryan D. Chamberlin       25       (5)      Director
Arthur Yorke Calabro     54       (2)      Director
David Cantley            62       (4)      Chief financial officer

-------

(1) Mr. and Mrs. Berardi have held these positions since Trilogy's inception and will serve as members of Trilogy's board of directors until the next annual meeting of Trilogy's stockholders, expected to be held during December of the year 2000. The Registrant is required to continue to elect designees of Mr. and Mrs. Berardi to two thirds of the seats on Trilogy's board of directors, as long as Trilogy meets its financial projections which may not be changed without unanimous board of directors approval, and remains in material compliance with applicable laws and fiduciary obligations.

(2) Elected to Trilogy's board of directors on September 25, 1999 and will serve as members of Trilogy's board of directors until the next annual meeting of Trilogy's stockholders, expected to be held during December of the year 2000.

(3) Elected as Trilogy's secretary on December 1, 1999, replacing Mrs. Berardi who served in such role since inception.

(4) Elected on September 25, 1999, to serve at the pleasure of the board of directors, subject to compensation rights under his employment agreement with Trilogy.

(5) Elected, effective as of December 16, 1999, as the Registrant's designees to the board of directors, to serve thereon at the pleasure of the Registrant (which holds all of Trilogy's capital stock).

BIOGRAPHICAL DATA FOR DIRECTORS AND EXECUTIVE OFFICERS

DENNIS A. BERARDI

     Dennis Berardi, age 54, was recently elected as a member of the Registrant's board of directors and serves as chief executive officer of the Registrant's subsidiary, Trilogy. He began his career in the music industry as a professional drummer. Mr. Berardi was drafted into the United States Army Band in 1963 and was subsequently appointed to the Presidential Band in Washington, D.C. In 1968, Mr. Berardi founded Town Music, a national chain of music stores that he owned and operated. In 1976, he started Kramer Guitar, a major music instrument company headquartered in Neptune, New Jersey. He sold Kramer Guitar (now owned by Gibson Guitar) in 1989. In 1987, Mr. Berardi became involved in the music promotion industry, brought the first Russian band, Gorky Park, to the United States and obtained a major recording deal for the band with Polygram Records. In the same year, Mr. Berardi founded Berardi-Thomas Management to help oversee the careers of major recording artists. A year later, Mr. Berardi organized the Moscow Peace Festival, which brought United States and Russian rock and roll bands together for a concert at Moscow's Lenin Stadium. In 1990, Mr. Berardi founded Uniquest, a direct sales company based in New Jersey that specialized in the sale of non-run pantyhose. In 1995, Mr. Berardi and his wife, Carol Berardi, started a distributorship with Nashua, New Hampshire based Envion International, a direct sales company with a focus on nutritional products for humans. In May of 1998, Mr. and Mrs. Berardi founded Trilogy, a direct sales/e-commerce company specializing in the sale of products to enhance the quality of life for people, the planet and pets.

CAROL A. BERARDI

     Mrs. Berardi, age 45, was recently elected as a member of the Registrant's board of directors and serves as president of the Registrant's subsidiary, Trilogy. In 1980, Ms. Berardi founded Wayne, New Jersey based Jakits
Personnel/Transworld Temporaries, a permanent placement and temporary help service firm, which she operated until 1990. In 1990, Mrs. Berardi joined Dennis Berardi, now her husband, to co-found Uniquest, a direct sales company specialized in the sale of non-run pantyhose, headquartered in Lakewood, New Jersey. In 1992, Mrs. Berardi was retained as a consultant for Nashua, New Hampshire based Envion International Inc., a start up company in the direct sales industry with a product line of nutritional meal replacement bars. In 1995, upon completion of her assignment as a consultant to Envion, Mr. and Mrs. Berardi started their own Envion distributorship. In May of 1998, Mr. and Mrs. Berardi founded Trilogy, a direct sales/e-commerce company specializing in the sale of products to enhance the quality of life for people, the planet and pets.

JOHN HOLMES

     John Holmes, age 55, has served as a member of Trilogy's board of directors since September 25, 1999 and as Trilogy's secretary since December 1, 1999. In 1967, Mr. Holmes graduated from Central Michigan University with a master degree in business administration. He joined General Motors immediately following graduation and has been with General Motors since that time. He has held positions in human resources, manufacturing, engineering and operations. His most recent position was chief operating officer of OnStar a division of General Motors.

ARTHUR YORKE CALABRO

     Arthur Calabro, age 54, recently retired as a teacher of the handicapped after over thirty years of service, the last twenty-eight of which were spent in the Lakewood (NJ) School District. He received his master of arts degree special education in 1972 from the New Jersey City University and in 1969 received his bachelor of science degree in English from St. Peter's College, Jersey City, New Jersey. During his years as a teacher, he was also involved in many entrepreneurial ventures and he served as president of Yorkjon Associates, Inc., a residential construction company from 1975 to 1978. Since 1978 he has been a New Jersey licensed insurance agent. Since June of 1989 he has served as the president and owner of Calabro Enterprises, Inc., a company that is most recently involved in the brokering of contract packaging, distribution, filling and general fulfillment. Mr. Calabro possesses a NASD Series 6 License and is a representative with United Securities Alliance Inc. of Colorado. He remains active in the insurance and financial services industries, providing his expertise to municipalities, businesses and individuals. Mr. Calabro has been a member of the Trilogy Board of Directors since September 25, 1999.

DAVID K. CANTLEY

     David K. Cantley, age 62, has served as chief financial officer for the Registrant's subsidiary Trilogy International since August 1999. Mr. Cantley was graduated from Yale University in 1959. From 1959 through 1964, except for six months active duty with the Pennsylvania National Guard, he worked in his family's structural steel contracting business, Cantley & Co., Inc.,
Philadelphia, Pennsylvania. In 1965 he joined the Stouffer Corporation, headquartered in Cleveland, Ohio where he held various management positions from 1965 through 1974. In 1974 he returned to Philadelphia and rejoined the family business, Cantley & Co., Inc., where he served as vice-president until 1978. From 1978 to 1981 Mr. Cantley was employed as general manger of the Greate Bay Resort & Country Club, Somers Point, New Jersey. In 1981 he joined Bally's Park Place Casino, Atlantic City, New Jersey where he was employed as dealer, floorman and pit boss until 1984. From 1984 to 1992 he served as vice-president of Hotel Properties, Inc., Somers Point, NJ, a private company in the hospitality real estate development, construction and management business. He served as president of Full House Resorts, Inc. (NASDAQ: FHRI) from its inception in 1992 to 1995. From 1995 to 1999, Mr. Cantley was associated with Nevada Gold & Casinos, Inc. (OTCBB: UWIN) as project director and financial advisor. He remains an advisory director of Nevada Gold & Casinos. Mr. Cantley joined Trilogy International in July 1999.

MICHAEL HARRIS JORDAN

     Michael Harris Jordan, 46 years old, is a resident and native of Miami, Florida. From 1972 until 1973 he attended the University of Miami where he studied English literature. In 1979, Mr. Jordan obtained a Series 7 and a series 63 license from the NASD and in 1982 he obtained a Series 24 license from the NASD (general securities principal). In conjunction with his activities as an individual licensed to engage in securities transactions by the NASD, he was also licensed by the securities regulatory authorities of a number of states. Since 1985, Mr. Jordan has been engaged in business as a private investor. In 1992, Mr. Jordan incorporated Securities Counseling and Management, Inc., a private consulting firm headquartered in Miami, Florida, for which he serves as president and sole director. In January of 1996, Mr. Jordan became secretary, treasurer and a member of the board of directors of Zagreus, Inc., a publicly held Delaware corporation then headquartered in Miami, Florida ("Zagreus"). Zagreus is an inactive public company in the process of reorganization. In 1998, Mr. Jordan became an independent consultant for the Southeast Companies, inc., a Florida corporation engaged in providing business and political consulting services and consumer financial services as a licensed mortgage brokerage company and during 1998, became president of a division thereof operating in compliance with Florida fictitious name laws as Southeast Counseling & Management. In 1999, Mr. Jordan became a registered principal (NASD Series 24 license) of Sunshine Securities, Inc., an NASD member firm located in Orlando, Florida. On August 6, 1999, Mr. Jordan became a member of the Registrant's board of directors and was elected as its president.

RYAN D. CHAMBERLIN

     Ryan D.  Chamberlin,  age 25,  graduated  from  Central  Florida  Community
College in 1996, with an associate of arts degree in business. His network marketing experience started in 1994, with Amway Corporation, where he served in a position equivalent to that of an independent field representative and eventually developed a network of 20 persons through which he received compensation. Since 1995 he has been involved in a position equivalent to that of an independent field representative with Excel Telecommunications Inc., where he attained group leadership positions as a regional director and regional training director over a 500+ person sales team assembled by him in the States of Florida, Georgia, Maryland, New York, Texas and Utah. Since October, 1, 1999, he has been involved in a position equivalent to that of an independent field representative with Team Nationwide, an Atlanta based network marketing company where he has already developed a network of 75 persons through which he receives compensation. In addition to his network marketing activities, Mr. Chamberlin has been active in the commercial finance field, where he started with Mercury Finance Company at its Central Florida office in Ocala, Florida in 1995. In 1997, Mr. Chamberlin founded and served as president and chief executive officer for Ryan Marketing Group, Inc., a consumer finance company headquartered in Marion County, Florida, which specialized in sub-prime auto loans. In 1999, he became senior vice president and chief operating officer for Southern Capital Group, Inc., a consumer finance company and licensed mortgage brokerage business headquartered in Marion County, Florida, where he also serves as president and chief executive officer of its automobile finance division. Prior to entering the finance and network marketing industries, Mr. Chamberlin was employed as a manager by Kash - Karry, a large chain of grocery and consumer products stores at various facilities in Marion County, Florida from 1991 until 1994, while he attended Central Florida Community College.

SIGNIFICANT EMPLOYEES

NAME                     AGE       APPOINTED      POSITION
Jane R. Bicks, D.V.M.    51        April, 1999    Chief new product  development
                                                  and education officer
Stephen Berardi          42        May, 1998      Chief administrative officer

     Dr. Bicks and Mr. Berardi serve at the pleasure of Trilogy's board of directors. However, Dr. Bicks' compensation rights contained in her employment agreement with Trilogy would survive any premature termination.

BIOGRAPHICAL DATA FOR SIGNIFICANT EMPLOYEES

JANE R. BICKS, D.V.M.

     Jane R. Bicks, D.V.M. has served as chief new product development and education officer for the Registrant's subsidiary, TRILOGY SINCE APRIL OF 1999. IN 1977, SHE GRADUATED SUMMA CUM LAUDE from the University of Parma, Italy, where she received her doctor of veterinary medicine degree. In 1992, Dr. Bicks served as the president and founder of Dr. Jane Enterprises, Ltd., where she offered a line of holistic pet care products that were marketed throughout the United States. She served as the president of the Veterinary Medical Association of New York City in 1991. From 1978 to 1991, Dr. Bicks served as supervisor of product formulation and development, technical services and education for Fauna Food, a major pet food supplier and as a product formulation consultant for various other major food suppliers. Dr. Bicks has been involved with many advisory boards including Canine Companions for Independence, Cornell Feline Health Center and Animal Care & Control in New York City. She is the author of three national books, revolution in cat nutrition (Rawson Associates, New York, 1986), Dr. JAne's thirty days to a healthier, happier dog (Berkley Publishing, New York, 1997) and Dr. Jane's Natural Guide to a Healthier, Happier Dog (Berkley Publishing, New York, 1999). Dr. Bicks joined Trilogy in April of 1999.

STEPHEN BERARDI

     Stephen Berardi, 42 years old, joined Trilogy in May of 1998 nad has served as Trilogy's chief administrative officer for the Registrant's subsidiary, Trilogy since December 1998. He attended Rider College in New Jersey from 1975 until 1978, majoring in accounting and management. In 1982, Mr. Berardi graduated first in his class with high honors from the Culinary Institute of America in Hyde Park, New York. That same year, he became a distributor for Cambridge Plan International, a direct sales company based in Monterey, California. In 1983, Mr. Berardi worked as Assistant Manager of Shenanigans, a restaurant in Wall, New Jersey. In 1985, he designed and developed the theme for a new restaurant named Josh's Place in Colts Neck, New Jersey. Prior to the restaurant's completion, Mr. Berardi was offered the position of General Manager, which he accepted. Mr. Berardi joined Kramer Guitar as the Director of Purchasing in 1987. In 1990, he helped launch Uniquest, a direct sales company that sold non-run panty hose based in New Jersey, where he served as the Director of Materials Management. From 1993 to 1998, Mr. Berardi served as the Director of Banquet Operations for The Molly Pitcher Inn, a 5 diamond hotel in Red Bank, New Jersey.

FAMILY RELATIONSHIPS

BERARDI FAMILY

     Dennis and Carol Berardi are the co-founders of Trilogy and are husband and wife. In addition, Stephen Berardi, Richard Berardi and Michael Berardi, all brothers of Dennis Berardi and are involved with Trilogy as follows: Stephen
Berardi serves as Trilogy's chief administrative officer; Richard Berardi provided Trilogy with proprietary marketing and musical materials for which he receives royalty payments; and, Trilogy is currently negotiating with a company in which Michael Berardi is employed for rights to market products.

CHAMBERLIN FAMILY

     Ryan D. Chamberlin, a member of Trilogy's board of directors designated by the Registrant, is the son of G. Richard Chamberlin, Esquire, currently a member of the Registrant's board of directors and its general counsel, and formerly its secretary.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Based on information provided to the Registrant's legal counsel, during the five year period ending on June 30, 1999, no current director, person nominated to become a director, executive officer, promoter or control person of Trilogy has been a party to or the subject of:

         (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (2) Any conviction in a criminal proceeding or pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or,

         (4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 402       EXECUTIVE COMPENSATION

     The following tables disclose all plan and non-plan compensation awarded to, earned or paid by any person for all services, in all capacities to Trilogy during the last fiscal year, to all persons serving as Trilogy's chief executive officer (or similar capacity), regardless of the compensation level; and, if their aggregate compensation exceeded $100,000, Trilogy's four most highly compensated executive officers and up to two additional persons who would have been subject to the foregoing but for the fact that they were not executive officers.

SUMMARY COMPENSATION TABLE

     No person was paid more than $100,000 for services to Trilogy during the last fiscal year. Because the responsibilities of chief executive officer and president are held by different, albeit related persons, the Registrant has elected to provide information concerning compensation of both persons. In addition, Trilogy has not been in existence for three fiscal years and thus information is provided from inception until June 30, 1999 (the Registrant's year end). During the next fiscal year, Jane R. Bicks, D.V.M., is expected to receive compensation in excess of $100,000 as called for by her employment agreement with Trilogy (summarized below), and it is possible that Mr. and Mrs. Berardi will also earn in excess of $100,000 in total compensation based on the bonus provisions in their employment agreements with Trilogy (as also summarized below).

SUMMARY COMPENSATION TABLE
YEAR ENDED JUNE 30, 1999

ANNUAL COMPENSATION                                         LONG TERM COMPENSATION
                                                            AWARDS                    PAYOUTS
                                                                      SECURITIES     LONG
NAME                                                                  UNDERLYING     TERM
AND                                     OTHER          RESTRICTED     OPTIONS/STOCK  INCENTIVE      ALL
PRINCIPLE                               ANNUAL         STOCK          APPRECIATION   PLAN           OTHER
POSITION  YEAR      SALARY    BONUS     COMPENSATION   AWARD(S)       RIGHTS         PAYOUTS        COMPENSATION

Dennis    1999     $17,814    0         (3)            0                 0                0                0
Berardi (1)

Carol     1999     $17,814    0         (3)            0                 0                0                0
Berardi (2)


-------

(1)       Chairman of the board of directors and chief executive officer.

(2)       President and chief operating officer.

(3)       $55,417 was to have been received as salary but only $17,814 was paid.

OPTIONS AND STOCK APPRECIATION RIGHTS

     No options or stock appreciation rights were granted by Trilogy during the fiscal year ended June 30, 1999, to any person for whom disclosure would be required by Item 402 of Regulation SB. The only options or stock appreciation rights granted by Trilogy during such period to any person are listed below. The following information is provided as converted to securities of the Registrant, generally based on a three shares of Trilogy common stock for one share of the Registrant's common stock basis.

           OPTION/STOCK APPRECIATION RIGHT GRANTS IN LAST FISCAL YEAR
                            YEAR ENDED JUNE 30, 1999

                                INDIVIDUAL GRANTS

               Number of                 Percent of
               Securities Underlying     Total Options or
               Options or Stock          Stock Appreciation
               Appreciation Rights       Rights Granted to                           Exercise or
Name           Granted                   Employees in fiscal year   Base Price       Expiration Date
--------------------------------------------------------------------------------------------------

Stephen Berardi          4,667          100%                      $0.75             December 20, 2008
Jane R. Bicks, D.V.M.    16,667         100%                      $0.75             April 12, 2009

OTHER INFORMATION CONCERNING OPTIONS, STOCK APPRECIATION RIGHTS OR PLANS

     No options or stock appreciation rights were exercised during the fiscal year ending June 30, 1999, nor have any been exercised during the period from June 30, 1999 until the date of this report. Trilogy does not have any long term incentive plans, as that term is defined in Item 402(a)(iii) of Commission Regulation SB.

COMPENSATION OF DIRECTORS

     The non-employee members of the Trilogy's Board of Directors are not compensated for any services provide as directors. The two members to be designated by the Registrant will be compensated by the Registrant either under other compensation arrangements, if otherwise employed by the Registrant, or at one half the rate that the Registrant's directors receive compensation under its director compensation programs if the director is independent of other roles with the Registrant and Trilogy. Trilogy has recently requested that the non-employee designees of Trilogy's former stockholders to its board of directors receive the same compensation that the Registrant has agreed to provide to Mr. Chamberlin; however, such subject will require further discussions and probable concessions from Trilogy and may not be deemed acceptable by the Registrant's board of directors (since such compensation is provided by the Registrant). If it is agreed to, such compensation, including the compensation to Mr. Chamberlin, would constitute a charge against Trilogy's earnings and affect its ability to meet its projections.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Jane R. Bicks, D.V.M., Dennis Berardi and Carol Berardi each have employment agreements with Trilogy. Each of the agreements provides that the employee will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the President of Trilogy

JANE R. BICKS, D.V.M.:

               Dr. Bicks agreement established a base salary of $100,000 per year with bonus as determined by Trilogy. Her contract expires in April 2004. Dr. Bicks will devote all of her time, attention and energies during normal business hours to the affairs of Trilogy. However, Dr. Bicks is permitted to devote a limited amount of her time, without compensation, to professional, charitable or similar organizations. Any product, formulation, formula, invention, procedure, know-how, concept or other invention or proprietary information developed by Dr. Bicks during the term of her employment agreement or subsequently conceived or developed based on research or marketing conducted during the term of her employment agreement will be owned exclusively worldwide by Trilogy and Dr. Bicks will have no property interest in any of such tangible or intangible property. Dr. Bicks' employment agreement is assignable and the rights and obligations of Trilogy under her agreement will inure to the benefit of and be binding upon the successors and assigns of Trilogy, provided that such successor or assign acquire all or substantially all of the securities or assets and business of Trilogy. Dr. Bicks's obligations may not be assigned or alienated and any attempt to do so by Dr. Bicks will be void.

DENNIS BERARDI:

               Dennis Berardi's employment agreement expires on December 31, 2004. His contract is automatically renewed unless specifically canceled by Trilogy or Mr. Berardi. Mr. Berardi has an annual base salary of $80,000. His salary may be adjusted at six-month intervals to reflect his performance as reflected in the performance of Trilogy during such period. He is also eligible for an annual bonus payable in a cash sum equal to 2.5% of the net, pre tax profits of Trilogy and a bonus payable in the Registrant's common stock, equal to the number of shares obtained by dividing 20% of Mrs. Berardi's salary for the subject year by the closing transaction price for the Registrant's common stock on the last trading day of the subject year. Mr. Berardi will, unless specifically otherwise authorized by Trilogy's board of directors, on a case by case basis, devote all of his business time exclusively to the affairs of Trilogy. Trilogy will defend, indemnify and hold Mr. Berardi harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g., legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by Mr. Berardi in good faith on behalf of Trilogy, its affiliates or for other persons or entities at the request of the board of directors of Trilogy, to the fullest extent legally permitted, and in conjunction therewith, will assure that all required expenditures are made in a manner making it unnecessary for Mr. Berardi to incur any out of pocket expenses; provided, however, that Mr. Berardi permits the majority stockholders of Trilogy to select and supervise all personnel involved in such defense and that Mr. Berardi waive any conflicts of interest that such personnel may have as a result of also representing Trilogy, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

CAROL BERARDI:

               Carol Berardi's employment agreement expires on December 31, 2004. Her contract is automatically renewed unless specifically canceled by Trilogy or Mrs. Berardi. Mrs. Berardi has an annual base salary of $80,000. Her salary may be adjusted at six-month intervals to reflect her performance as reflected in the performance of Trilogy during such period. She is also eligible for an annual bonus payable in a cash sum equal to 2.5% of the net, pre tax profits of Trilogy and a bonus payable in the Registrant's common stock, equal to the number of shares obtained by dividing 20% of Mrs. Berardi's salary for the subject year by the closing transaction price for the Registrant's common stock on the last trading day of the subject year. Mrs. Berardi will, unless specifically otherwise authorized by Trilogy's board of directors, on a case by case basis, devote all of her business time exclusively to the affairs of Trilogy. Trilogy will defend, indemnify and hold Mrs. Berardi harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g., legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by Mrs. Berardi in good faith on behalf of Trilogy, its affiliates or for other persons or entities at the request of the board of directors of Trilogy, to the fullest extent legally permitted, and in conjunction therewith, will assure that all required expenditures are made in a manner making it unnecessary for Mrs. BERARDI TO INCUR ANY OUT OF POCKET EXPENSES; PROVIDED, HOWEVER, that Mrs. Berardi permits the majority stockholders of Trilogy to select and supervise all personnel involved in such defense and that Mrs. Berardi waive any conflicts of interest that such personnel may have as a result of also representing Trilogy, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

REPORT ON REPRICING OF OPTIONS OR STOCK APPRECIATION RIGHTS

     Except as a result of its acquisition by the Registrant, Trilogy has never repriced any of its options and has never had any stock appreciation rights. As a result of the acquisition of Trilogy by the Registrant's, all of Trilogy's outstanding options and warrants were converted into the right to receive 1/3 of the number of shares in the Registrant's common stock at three times the exercise price.

ITEM 403       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables disclose information concerning ownership of the Registrant's common stock by Trilogy's officers, directors and former principal stockholders (now holders of 5% or more of the Registrant's common stock). All footnotes follow the second table. The Registrant's currently outstanding shares of common stock, for purposes of these calculations, are calculated based on information available as of December 15, 1999, and include both currently outstanding securities (10,363,126) and securities which a named person has a right to acquire within 60 days following the date of this report. Consequently, the number of shares deemed outstanding for purposes of Table A will vary materially from those deemed outstanding for purposes of Table B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 15, 1999, the following persons associated with Trilogy (including any "group") are, based on information available to the Registrant, beneficial owners of more than five percent of the Registrant's common stock (its only class of voting securities). Of the number of shares shown in column 3, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Commission Rule 13(d)(1), within 60 days following the date of this report. For purposes of this Table, 10,363,126 shares of the Registrant's common stock are assumed to be outstanding.

Footnotes follow Table B.

                                     Table A
                            PRINCIPAL STOCKHOLDERS:

Title                                                       Amount and Nature        Percent
Of Class         Name and Address of Beneficial Owner       Ownership                of Class

Common           Dennis Berardi                              525,864 shares            5.1%
                 1050 Chapman Way;  Palm City, Florida 34990

Common           Carol Berardi                               525,864 shares            5.1%
                 1050 Chapman Way;  Palm City, Florida 34990
--------
Footnotes follow Table B.


SECURITY OWNERSHIP OF MANAGEMENT

     As of December 15, 1999, the following Table discloses the Registrant's common stock (the only outstanding class of equity securities for the
Registrant, its parents or subsidiaries held by persons other than the Registrant) other than directors' qualifying shares, beneficially owned by:

      *   all of Trilogy's directors and nominees, naming them each;

      * each of the named Trilogy executive officers as defined in Item 402(a) of Commission Regulation S-B;

      * and all directors and executive officers of Trilogy as a group,without naming them.

     The Table shows in column 3 the total number of shares beneficially owned and in column 4 the percent so owned. Of the number of shares shown in column 2, the associated footnotes indicate the amount of shares, if any, with respect to which such persons have the right to acquire beneficial ownership as specified in Commission Rule 13(d)(1), within 60 days following the date of this report (none being applicable). For purposes of this Table, 10,433,127 shares of the Registrant's common stock are assumed to be outstanding. Footnotes for Table A and Table B follow this Table.

                                     Table B

SECURITY OWNERSHIP OF MANAGEMENT:

BENEFICIAL                                        AMOUNT OF      NATURE OF                PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER (1)          EQUITY OWNED   BENEFICIAL OWNERSHIP     OF CLASS

Dennis Berardi                                    525,864 shares      (1)                 5.0%
1050 Chapman Way;  Palm City, Florida 34990

Carol Berardi                                     525,864 shares      (1)                 5.0%
1050 Chapman Way;  Palm City, Florida 34990

John Holmes                                       106,667 shares (2)  (1)                 1.0%
49504 Nautical Drive;  Chesterfield, Michigan 48047

Arthur Calabro                                    26,667 shares (3)   (1)                 0.3%
661 Rolling Hills Court;  Brick, New Jersey 08724

Michael Harris Jordan                             None (4)            None                None
21131 Northeast 24th Court;  Miami, Florida 33180

Ryan D. Chamberlin                                None (5)            None                None
5410 Southeast 110th Street;  Belleview, Florida 34420

Jane R. Bicks, D.V.M.                             16,667 shares (6)   (1)                 0.2%
13619 Deer Creek Drive;  Palm Beach Gardens, Florida 33418

David Cantley                                     8,667 shares        (1)                 0.1%
4197 Southeast Bayview Street;  Stuart, Florida 34997

Stephen Berardi                                   17,667 shares (7)   (1)                 0.2%
1484-A Southwest Silverpine Way;  Palm City, Florida 34990

All of Trilogy's Executive                       1,178.395 shares     (1)                 11.4%
Officers and Directors
--------

FOOTNOTES TO TABLES A AND B.

(1)  Record and beneficial ownership.

(2) Includes options to purchase 20,000 shares of the Registrant's common stock at $0.75 per share until November 30, 2004 and 26,667 shares of the Registrant's common stock at $0.75 per share until November 30, 2008.

(3) Includes options to purchase 6,667 shares of the Registrant's common stock at $0.75 per share until November 30, 2004.

(4) Mr. Jordan serves as a director of Trilogy and of the Registrant and as the Registrant's president. Does not include 100,000 shares of the Registrant's common stock that Mr. Jordan is entitled to purchase pursuant to the terms of his employment agreement with the Registrant because they are not exercisable within the next 60 days.

(5) Does not include 7,500 shares of the Registrant's common stock that Mr. Chamberlin is entitled to purchase pursuant to the terms of his agreement with the Registrant to serve as one of its designees on Trilogy's board of directors because they are not exercisable within the next 60 days.

(6) Includes options to purchase 16,667 shares of the Registrant's common stock at $0.75 per share until November 30, 2009.

(7) Includes options to purchase 16,667 shares of the Registrant's common stock at $0.75 per share until November 30, 2004.

CHANGES IN CONTROL

     The Registrant is not aware of any arrangements that may result in a change in control of Trilogy, other than the change of control pursuant to which the Registrant acquired Trilogy.

ITEM 404       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH DIRECTORS, NOMINEES FOR ELECTION AS A DIRECTOR, EXECUTIVE OFFICERS, TEN PERCENT+ STOCKHOLDERS OR THEIR IMMEDIATE

FAMILIES

     Since Trilogy's inception, it was a party to the following transactions in which:

               * a director or executive officer of Trilogy,

               * a nominee for election as a director,

               * a beneficial owner of ten percent or more of Trilogy's common stock, or

               * any member of the immediate family of any of the foregoing;

had or will have a direct or indirect interest, and did not involve: rates or charges determined by competitive bids; services at rates or charges fixed by law or governmental authority; services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture; or, similar services:

                    Relationship                       Nature of Interest        Amount of
 Name               to Trilogy                         in the Transaction        Such Interest
--------------------------------------------------------------------------------------------
Richard Berardi     Brother of Dennis Berardi            (1)                        (1)
                    Trilogy's chief executive officer

John Holmes         Director and secretary                (2)                       (2)

-------
(1) Provided Trilogy with certain marketing materials and songs, including the Trilogy's Best Friends video, in consideration for $1,800 (of which only $700 has been paid) and a royalty payments of $0.05 per copy.

(2) A consulting company owned by relatives has provided services to Trilogy for which it is owed $95,000.

     In addition to the foregoing, Trilogy is currently negotiating with a company that employs Michael Berardi, a brother of Dennis Berardi, Trilogy's chief executive officer, for product marketing rights.

         (B) PARENTS OF TRILOGY

     As defined in Rule 405 of Commission Regulation C, a "parent" of a specified person is an affiliate controlling such person directly, or indirectly through one or more intermediaries. The same rule defines an affiliate as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Based on such definitions, Mr. and Mrs. Berardi were the parents of Trilogy until its acquisition by the Registrant, at which time the Registrant became the "parent" of Trilogy.

ITEM 504       RISK FACTORS

TRILOGY  MAY  NOT  BE  ABLE  TO  ESTABLISH  THE  NUMBER  OF  INDEPENDENT   FIELD
REPRESENTATIVES   NECESSARY  TO  ACHIEVE  ITS  REVENUE  PROJECTIONS  OR  ACHIEVE
PROFITABILITY.

     As a network marketing company, Trilogy will be dependent upon a large network of independent field representatives' to generate sufficient revenues for it to be profitable. Trilogy's projections indicate that it will need to establish a network of approximately 4,000 independent field representatives each generating average revenues in excess of $100 per month in order to cover operating expenses and not experience negative cash flow from operations. It has been projected by Trilogy's management that this combination of active independent field representatives and average monthly sales can be reached by July of 2000. Trilogy's management has projected continued growth during the balance of the next twelve months based on the assumption that approximately 7,200 active independent field representatives would be generating average monthly revenues of approximately $163 per month (each) by the end of November of 2000. Trilogy may not be able to recruit and properly train such number of independent field representatives or they may not attain the average monthly sales per representative necessary to achieve Trilogy's revenue projections or attain profitability.

TRILOGY HAS NO E-COMMERCE OPERATING HISTORY AND MAY NOT BE ABLE TO SUCCESSFULLY MANAGE ITS BUSINESS OR ACHIEVE PROFITABILITY.

     Trilogy began selling its products through its independent field representatives in late July 1999 but did not begin sales through the Internet until early December of 1999. Trilogy's projections for the next twelve months assume that a large portion of its sales will come through the Internet by way of replicator sites of the www.trilogyonline.com corporate Web site. Trilogy believes that the replicator sites will be a valuable sales tool for its independent field representatives and will enable them to reach the sales goals projected. However, Trilogy has a limited operating history on which to base an evaluation of its business and prospects. Trilogy's prospects should be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks for Trilogy include, but are not limited to an evolving and unpredictable business model and the proper management of growth. To address such risks, Trilogy must, among other things, develop, train and retain its network of independent field representatives, develop and maintain its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and transaction-processing systems, improve its host Web site and corresponding replicator sites, provide superior support to the network of independent field representatives, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. Trilogy may not be able to successfully address such risks, or manage its business to achieve or maintain profitability. The failure to do so could have a material adverse effect on Trilogy's business, prospects, financial condition and results of operations.

TRILOGY HAS INCURRED NET LOSSES SINCE INCEPTION AND ANTICIPATES CONTINUED LOSSES AND NEGATIVE CASH FLOWS

     From inception of its business in May of 1998 through September 30, 1999, Trilogy incurred net operating losses of $1,007,942 (unaudited). As of September 30, 1999 Trilogy had a negative net equity of $219,290 (unaudited). Trilogy anticipates that its losses from operations will continue for at least the next seven months and that losses during the period from December 1, 1999 through June of 2000 will be approximately $500,000. Trilogy's ability to become profitable given its current and planned expenses depends on its ability to generate and sustain substantial sales from a large but yet to be established network of independent field representatives and from e-commerce operations. If Trilogy does achieve profitability, it cannot be certain that it can sustain or increase profitability on a quarterly or annual basis in the future. If Trilogy cannot achieve and sustain operating profitability or positive cash flows from operations, it may be unable to meet its working capital requirements without seeking additional financing.

TRILOGY REQUIRES SUBSTANTIAL WORKING CAPITAL TO FUND ITS BUSINESS AND IS DEPENDENT UPON THE REGISTRANT TO FUND ONGOING OPERATIONS

     The Registrant has indicated that it intends to provide Trilogy with funding in the amount of $650,000 over the next six months in addition to the initial $250,000 already provided. Trilogy's projections indicate that approximately 90% of such funding will be expended to cover negative cash flow from operations during the next six to nine months. If Trilogy fails to meet its projections or the Registrant is unable or unwilling to provide such funding, its ability to continue operating its business could be jeopardized.

GENERAL ECONOMIC CONDITIONS

     Trilogy's financial success may be detrimentally affected by a number of factors wholly outside of its control, such as GENERAL OR SPECIAL ECONOMIC CONDITIONS, WHETHER OR NOT SUCH CHANGES ARE GENERALLY PERCEIVED AS NEGATIVE (E.G., recession, inflation, unemployment and interest rate fluctuations). Changes can affect the costs of supplies, insurance, transportation, labor and other expenses and could affect Trilogy's business. Changes can provide new or improved opportunities but they can also negatively change the financial environment in which Trilogy operates. To the extent that changes increase net-operating expenses for Trilogy without permitting corresponding increases in prices charged, such changes could reduce demands in the marketplace for its services creating losses of business. While Trilogy will keep informed concerning economic trends and developments and intends to develop plans for dealing with them, no assurances can be provided that such efforts will succeed in predicting or dealing with uncontrollable economic forces.

THE INDUSTRY

     The Internet services industry is characterized by the constant emergence of new technologies and markets which displace existing technologies and markets. Such innovation can prove either positive or negative based on the ability of Internet businesses to predict and participate in such changes rather than to be replaced by them. Consumer's tastes and desires fluctuate and are difficult to predict. There are no assurances that Trilogy will be able to accurately predict industry trends or to keep pace with industry changes.

TRILOGY MAY BECOME SUBJECT TO ADDITIONAL GOVERNMENT REGULATION

     Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The laws governing the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, contracts and taxation apply to the Internet. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the Internet could adversely affect Trilogy's business.

YEAR 2000 RISK MAY ADVERSELY AFFECT TRILOGY

     Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the upcoming change in the century. If not corrected, many computer software applications could fail or create erroneous results by, at or beyond the Year 2000. Trilogy has assessed its systems which permit the sale, order, processing and delivery of products to its independent field representatives and customers to determine Year 2000 compliance. Based on Trilogy's review and the results of limited testing, Trilogy believes all of such systems are Year 2000 compliant. Trilogy also uses software, computer technology and other services internally developed and provided by third-party vendors that may fail due to the Year 2000 phenomenon. For example, Trilogy is dependent on the institutions involved in processing its independent field representatives' and customers' credit card payments. Trilogy is also dependent on telecommunications vendors and leased point-of-purchase vendors to maintain network reliability. Consequently, errors or defects that affect the operation of its systems could result in delay or loss of revenue, interruption of shopping services, cancellation of customer contracts, diversion of development resources, damage to its reputation, costs and litigation costs, any of which could adversely affect its business, financial condition and results of operations. The expenses associated with Trilogy's assessment and potential remediation plan cannot be determined. Further, at this time, Trilogy does not have enough information to determine the most reasonably likely worse case scenario. Therefore, Trilogy does not have a contingency plan in place to handle the most reasonably likely worse case scenario, and it does not intend to create one. TECHNOLOGICAL OBSOLESCENCE

     The Internet industry involves two of the most obsolescence sensitive areas of modern business: computers and communications. Changes, especially in computer systems involving both hardware and software seem to appear weekly and require a balance between not permitting equipment and software to become stale and non-competitive, resulting in lost business, and, making premature expenditures on unproven systems. Failure to make the correct decision, at the right time, could materially impair Trilogy's business prospects and profitability.

TRILOGY'S MANAGEMENT TEAM IS NEW AND IT WILL NEED ADDITIONAL PERSONNEL

     Trilogy is substantially dependent on the efforts of Dennis Berardi, its chief executive officer and Carol Berardi, its president, to attract, train, retain and motivate a large and extensive network of independent field representatives that it will be dependent on for the bulk of its revenues. Mr. and Mrs. Berardi have been successful in the past in building such a network of field representatives for other companies and Trilogy expects that they will be successful in building the organization for Trilogy as projected, but such success cannot be assured. During the next twelve months Trilogy expects to add additional personnel to manage the anticipated growth of its operations.
However,  the  e-commerce  market  is highly  competitive,  and  retaining  both existing employees and new personnel could be costly in terms of cash compensation or equity necessary, or such personnel may not be available to Trilogy on any terms. Competition for qualified individuals to either replace or supplement existing personnel is intense and Trilogy may be unable to successfully attract, assimilate or retain sufficiently qualified personnel in the future.

TRILOGY RELIES ON MANUFACTURERS FOR ITS PRODUCTS

     Trilogy is dependent upon the manufacturers that supply it with products for resale, and the availability of these products, which Trilogy believes will be adequate to meet its demand, cannot be assured. As is common in the industry, Trilogy has no long-term or exclusive arrangements with any manufacturer that guarantees the availability of any of its products for resale.

TRILOGY IS SUBJECT TO RISK OF SYSTEM FAILURE

     Trilogy's success, in particular its ability to successfully receive and fulfill orders and provide high quality customer service, largely depends on the efficient and uninterrupted operation of its computer and communications systems. Trilogy contracts with third parties to host its computer and communications hardware systems and to maintain its critical connection to the Internet.

     Trilogy's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins and similar events. Trilogy has no formal disaster recovery plan and carry no business interruption insurance to compensate it for losses that may occur. Furthermore, Trilogy's security mechanisms or those of its suppliers may not prevent security breaches or service breakdowns. Despite Trilogy's implementation of security measures, its servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. These events could cause interruptions or delays in its business, loss of data or render it unable to accept and fulfill orders.

TRILOGY IS SUBJECT TO RISKS ASSOCIATED WITH ONLINE COMMERCE SECURITY AND CREDIT CARD FRAUD

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Trilogy's business may be adversely affected if its security measures do not prevent security breaches. Trilogy cannot assure that it can prevent all security breaches. To the extent that Trilogy's activities, or those of third-party contractors, involve the storage and transmission of proprietary information (such as credit card numbers), security breaches could damage its reputation, and expose Trilogy to a risk of loss or litigation and possible liability. Under current credit card practices, a merchant is liable for fraudulent credit card transactions where, as is the case with the transactions that it processes, that a merchant does not obtain a cardholder's signature. Fraudulent use of credit card data in the future could adversely affect Trilogy's business.

TRILOGY IS SUBJECT TO CAPACITY CONSTRAINT RISKS; RELIANCE ON INTERNALLY DEVELOPED SYSTEMS AND SYSTEM DEVELOPMENT RISKS

     A key element in Trilogy's strategy is to generate a high volume of traffic on, and use of, its corporate Web site and the replicator Web sites that it anticipates will be purchased by its independent field representatives. Accordingly, Trilogy's Web site transaction processing systems and network infrastructure performance, reliability and availability are critical to its operating results. These factors are also critical to Trilogy's reputation and its ability to attract and retain independent field representatives and customers and maintain adequate support to its independent field representatives and adequate customer service levels. The volume of goods Trilogy sells and the attractiveness of its product and service offerings will decrease if there are any system interruptions that affect the availability of its Web sites or its ability to fulfill orders. Trilogy intends to continually enhance and expand its technology and transaction processing systems, and network infrastructure and other technologies, to accommodate increases in the volume of traffic on Trilogy Web sites. Trilogy may be unsuccessful in these efforts or it may be unable to accurately project the rate or timing of increases in the use of its Web sites. Trilogy may also fail to timely expand and upgrade its systems and infrastructure to accommodate these increases.

PROJECTIONS

     Trilogy's proposed expansion and growth is largely based on confidential internal projections predicated primarily on management's expectations of the future performance of Trilogy and its network of independent field representatives. The projections are based upon certain assumptions concerning the economy and potential growth of the Internet and related industries, which management cannot control, and on anticipated rapid and sustained growth in Trilogy's network of independent field representatives. One of the material assumptions is that there will be a demand for and acceptance of Trilogy's line of products sufficient to generate projected revenues. Another material assumption is that the replicator web sites will be received favorably by Trilogy's independent sales representatives and will enable then to generate the revenues projected. While management discussions with current and prospective independent field representatives have led to optimistic expectations, there are usually differences between expectations and actual results caused by events and circumstances that do not occur as expected. There can be no assurance that past or current indications of interest from the relatively small number of independent field representatives attracted to date will result in the generation of revenues projected or Trilogy's attainment of profitability.

TRILOGY'S MARKETS ARE HIGHLY COMPETITIVE

     The online commerce market is new, rapidly evolving and intensely competitive. Trilogy expects competition to intensify in the future because barriers to entry are minimal. In addition, the pet nutraceutical and the human nutritional supplements industry are highly competitive. Trilogy competes with a growing number of manufacturers that sell their products directly online. Trilogy also competes with traditional store-based retailers and mail order and/or direct marketers. Competitive pressures created by any one of these current or future competitors, could have a material adverse affect on Trilogy's operations.

ITEM 504       USE OF PROCEEDS

     The Registrant intends to invest a total of $900,000 in Trilogy, subject to the accuracy of representations made by Trilogy it the acquisition agreement and Trilogy's compliance with a number of its obligations under the acquisition involving providing information that the Registrant is required to file with the Commission in an accurate, complete and timely fashion. The Registrant provided Trilogy with $250,000 of such funds on the effective date of the acquisition and intended to provide another $325,000 on March 1, 2000 and the final $325,000 on June 1, 2000. However, Trilogy's anticipated operations require an adjustment to the contractual funding schedule (see Item 303).

         Trilogy intends to use such funds as follows:

Purposes for Which Proceeds are to be Used                    Amounts

Payment of Merger Related Legal Expenses                         $ 22,000
Reduction in Accounts Payable on Effective Date                  $119,153
Balance of Accounts Payable on Effective Date                    $ 49,824
Repayment of Obligations to Officers, Employees and Affiliates   $ 61,850
Payroll Tax Liability as of Effective Date                       $ 11,766
Sales Tax Liability as of Effective Date                         $  2,614
Negative Cash Flow from Operations during December, 1999         $ 61,385
Negative Cash Flow from Operations January, 2000                 $ 75,653
Negative Cash Flow from Operations February, 2000                $ 78,129
Negative Cash Flow from Operations March, 2000                   $ 75,392
Negative Cash Flow from Operations April, 2000                   $ 70,145
Negative Cash Flow from Operations May, 2000                     $ 52,746
Negative Cash Flow from Operations June, 2000                    $ 18,865
Additions to Average Inventory On Hand                           $100,000
Additional Furniture and Equipment                               $ 40,000
Working Capital                                                  $ 60,478

Total                                                            $900,000

ITEM 701       RECENT SALES OF UNREGISTERED SECURITIES

     In 1998 Trilogy issued to its co-founders, Dennis and Carol Berardi, a total of 3,240,000 unregistered shares of its common stock, $0.001 par value per share, in consideration for $92,946 in cash. The shares were issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereof.

     On May 6, 1999, Trilogy completed a participating preferred offering to private accredited investors in the amount of $660,000, involving the issuance of 1,320,000 unregistered shares of its common stock, $0.001 par value per share and 660,000 unregistered shares of its Series A preferred stock, $0.50 stated value per share. The shares were issued in reliance on the exemption from registration under the Securities Act provided by Section 4(6) thereof.

     During the period from August 19, 1999 until November 12, 1999, Trilogy completed a second round of investment by six of the original accredited investor subscribers to its participating preferred offering in the total amount of $84,818. In exchange for this investment Trilogy issued 84,818 new unregistered shares of common stock, $0.001 par value per share, re-issued 84,818 unregistered shares of common stock, $0.001 par value per share that were returned to Trilogy by Dennis and Carol Berardi and issued 84,818 unregistered shares of its Series A preferred stock, $0.50 stated value per share. The shares were issued in reliance on the exemption from registration under the Securities Act provided by Section 4(6) thereof.

     Prior to the closing of the acquisition of Trilogy by the Registrant, Trilogy issued a total of 62,184 shares of unregistered common stock, $0.001 par value per share to ten of its employees and affiliates in consideration for services rendered.

     Prior to the acquisition of Trilogy by the Registrant, there were a total of 4,707,001 unregistered shares of Trilogy's common stock, $0.001 par value per share issued and outstanding and 744,818 unregistered shares of its Series A preferred stock, $0.50 stated value per share issued and outstanding with all shares of Trilogy's Series A preferred stock, $0.50 stated value per share, converted, on a share per share basis, into shares of Trilogy's common stock, $0.001 par value. The conversion was effected without registration under the Securities Act in reliance on the exemption provided by Section 3(a)(10) thereof. Because legal counsel to Trilogy failed to effect the actual manual exchange of common for preferred shares called for by the acquisition agreement prior to the closing, the actual transaction between the Registrant and Trilogy may be deemed to have involved an exchange of shares of the Registrant's common stock for shares of Trilogy's common stock and shares of Trilogy's preferred stock, on a one share of the Registrant's common stock for three shares of Trilogy's common stock or three shares of Trilogy's preferred stock basis. In either case, the Registrant issued 1,817,273 shares of its unregistered common stock to the former stockholders of Trilogy in exchange for all of Trilogy's capital stock, the exchange having been effected in reliance on the exemptive provisions of Section 4(2) of the Securities Act.

ITEM 702       INDEMNIFICATION:

     Article X of  Trilogy's  articles  of  incorporation  provides  as follows:
"Subject to the qualifications contained in Section 607.0850, Florida Statutes, [Trilogy] ... shall indemnify its officers and directors and former officers and directors ... to the fullest extent against expenses (including attorneys fees), judgments, fines and amounts paid in settlement arising out of his or her services as an officer or director of ... [Trilogy]."

ITEM 5.           OTHER EVENTS.

YANKEES CONSULTING AGREEMENT

     As of November 23, 1999, the Registrant became obligated to pay the Yankee Companies, Inc., a Florida corporation which serves as the Registrant's strategic consultant and which has become one of the Registrant's principal stockholder ("Yankees"), a monthly fee of $5,000, together with hourly fees and document licensing fees, pursuant to the terms of a consulting agreement entered into on November 24, 1998. Because the Registrant requires all available cash to fund operations of existing subsidiaries and for continuation of its acquisition program, its management requested that Yankees agree to an amendment of the consulting agreement pursuant to which Yankees will waive cash payments for an additional period ending on December 31, 2000. Yankees has agreed to such amendment, except that it will not cover payments to Yankees for the services of its general counsel to AmeriNet, payments due to clerical employees of Yankees for services provided to AmeriNet, or the services of Yankees personnel as officers or directors of AmeriNet. In does cover all hourly consulting fees for services provided by Yankees principals, all document licensing fees, and the $5,000 monthly fee, all of which will be waived (not accrued) until December 31, 2000. In conjunction with arrangements where cash PAYMENTS ARE REQUIRED (E.G., for use of Yankees general counsel, secretarial and clerical personnel, or reimbursement of out of POCKET COSTS, ETC.), the Registrant has requested that Yankees consider accepting shares of the Registrant's unregistered common stock issued in reliance on the exemptive provisions of Section 4(6) of the Securities Act as compensation and Yankees has agreed to consider such arrangement, on a case by case basis, subject to a 50% discount from the price paid by any other subscriber for shares of the Registrant's unregistered common stock within a reasonable period before or after the transaction in question.

     In consideration for Yankees agreement to such amendment, the term of its existing option to purchase shares of the Registrant's common stock was extended until the later of December 31, 2003 or the sixth month following registration of the options and the underlying common stock with the Securities and Exchange Commission; and, the quantity of the Registrant's common stock subject to the option was increased from 10% to 12.5% of its outstanding or reserved common stock. However, option exercise was precluded until after June 30, 2000, and the aggregate cost for exercise was increased from $60,000 to $90,000. In addition, Yankees preferential right to subscribe for any securities offered by the Registrant (a right of first refusal at a price equal to 50% of the price paid by any other subscriber to the subject offering, limited offering, rights offering or private placement) was confirmed and extended.

     A copy of the amended agreement, dated effective as of November 23, 1999, is filed as an exhibit to this report and the foregoing summary is qualified in its entirety by reference to the actual language of the amended agreement.

AMENDMENT OF BYLAWS

     The Registrant's board of directors also amended the Registrant's bylaws in order to more closely conform provisions thereof pertaining to meetings of the Registrant's stockholders to legal requirements under the Exchange Act. A copy of the amended bylaws, dated December 14, 1999, is filed as an exhibit to this report and the foregoing summary is qualified in its entirety by reference to the actual language of the amended agreement.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     As permitted by Item 7(d) of Form 8-K, the Registrant has elected to provide certified financial statements called for by Item 301(c) of Commission regulation SB for Trilogy not later than 60 days after the date that of this report on Form 8-K but has elected to include the following unaudited financial statements for Trilogy, prepared by management thereof in this report on Form 8-K.

                          Trilogy International, Inc.
                              Statements of Income
       For the period May 1, 1998(date of inception) to December 31, 1998 and for the Six Months Ended June 30, 1999
          and for the Nine Months ended September 30, 1999 (unaudited)


                                                                                  SIX MONTHS      NINE MONTHS
                                                                PERIOD ENDED        ENDED            ENDED
                                                                DEC. 31, 1998   JUNE 30, 1999    SEPT. 30, 1999

Net revenues                                                          -              -              38,571
Cost of revenues                                                      -              -              20,888
                                                               --------------------------------------------------
        Gross Profit                                                  -              -              17,683
Selling, general and administrative expenses                          -           540,367          987,659
                                                               --------------------------------------------------
        Operating Loss                                                -          (540,367)        (969,976)

Other income:
        Lease hold improvements abandoned                        (3,513)
        Offering costs                                                            (24,739)         (24,739)
        Interest expense                                                             (213)            (888)
        Taxes                                                                        (179)            (179)
        Depreciation                                                  -              -              (8,647)
                                                               --------------------------------------------------
        Net Loss                                                 (3,513)         (565,498)      (1,004,429)


                          Trilogy International, Inc.
                                 Balance Sheets
            December 31, 1998, June 30, 1999 and September 30, 1999

                                     ASSETS

                                                           DEC. 31,       JUNE 30,         SEPT.30,
                                                         -----------------------------------------------
                                                             1998           1999             1999
                                                         ------------------------------------------------
Current assets:

        Cash                                                  -            229,339          2,247
        Deposits in transit                                   -               -             3,531
        Accounts Receivable                                   -               -             2,132
        Due from related party                              3,240          3,240              -
        Inventory                                          33,415         143,339             -
                                                         ------------------------------------------------
            Total current assets                            3,240         265,994           151,249
Computer hardware, net                                        -            64,159             -
Computer Software, net                                        -            35,012           50,455
Office furniture and equipment, net                           -            16,322           18,072
Leashold improvements, net                                    -               -             5,662
Deposits                                                      -            18,648           15,675
Organizational costs                                         575             575               575
Start-up expenses                                         85,618          85,618

                                                         ================================================
                                                          89,433         486,328           305,919
                                                         ================================================



                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

        Accounts Payable                                      -               -           138,815
        Accrued expenses                                      -           290,329         352,067
        Related party obligations                             -           9,712            31,618
        Sales Tax Payable                                     -               -             2,709
                                                         ------------------------------------------------
            Total current liabilities                         -           300,041           525,209

Stockholders' equity (deficit)

        Series A Preferred, $.50 Stated Value per share:      -           330,000           346,500
        (See Notes)
        Common Stock, $.001 par value per share:             3,240         4,560             4,626
        30,000,000 shares authorized (See Notes)
        Additional paid-in capital                          89,706         420,737           437,526
        Deficit                                             (3,513)       (569,010)       (1,007,942)
            Total Stockholders' equity (deficit)            89,433         186,287         (219,290)
                                                         ------------------------------------------------
                                                            89,433         486,328           305,919
                                                         ================================================

        Notes:

        SERIES A PREFERRED STOCK: June 30, 1999 660,000 shares authorized and 660,000 shares oustanding.
        September 30, 1999, 900,000 shares authorized, 693,000 shares outstanding.
        COMMON STOCK: December 31, 1998, 3,240,000 shares outstanding; June 30, 1999 4,560,000 shares outstanding; September 30, 1999, 4,626,000 shares outstanding.



PRO FORMA FINANCIAL INFORMATION.

     As permitted by Item 7(d) of Form 8-K, the Registrant has elected to provide pro forma information called for by Item 301(d) of Commission Regulation SB pertaining to its acquisition of Trilogy not later than 60 days after the date that of this report on Form 8-K but has elected to include the following unaudited pro forma information pertaining to its acquisition of Trilogy in this report on Form 8-K.


EXHIBITS REQUIRED BY ITEM 601OF REGULATION S-B

     The exhibits listed below and designated as filed herewith (rather than incorporated by reference) follow the signature page in sequential order.

Designation       Page
of Exhibit        Number
as Set Forth      or Source of
in Item 601 of    Incorporation
Regulation S-B    By Reference   Description

(2)                              Plan of acquisition, reorganization,
                                 arrangement, liquidation or succession:
      .14           39           Agreement and Plan of Merger  dated  December
                                 1, 1999 between the Registrant, Trilogy and Trilogy Acquisition Corporation.

(3) (ii)                         Bylaws:

       .3           214          Registrant's bylaws, as amended

(10)                             Material Contracts

       .40          242          First amendment to Yankees Consulting
                                 Agreement, dated November 23, 1999.

       .41          244          First Amendment to Yankee Warrant Agreement,
                                 dated November 23, 1999.

       .42 Material agreements to which Trilogy is a party or by which its is bound:

           .1       258          AVN Communications
           .2       259          Bellsouth Relay Agreement
           .3       261          Bellsouth PRI Agreement
           .4       263          Ciberlynx Contract
           .5       267          Comco Equipment Lease
           .6       272          Copyco Equipment Lease
           .7       275          Consulting Agreement with MiPro, Inc.
           .8       276          Deferred Compensation Agreement Carol Berardi
           .9       277          Deferred Compensation Agreement Robert Rowe
           .10      278          Deferred Compensation Agreement Debbie George
           .11      279          Deferred Compensation Agreement David Cantley
           .12      280          Deferred Compensation Agreement Dennis Berardi
           .13      281          Deferred Compensation Agreement Dr. Jane Bicks
           .14      282          Deferred Compensation Agreement Stephen Berardi
           .15      283          Dr. Jane Enterprises Transition Agreement
           .16        *          Employment Agreement with Carol Berardi
           .17        *          Employment Agreement with Dennis Berardi
           .18        *          Employment Agreement with Dr. Jane Bicks
           .19      284          Fawcett Video Marketing
           .20        *          Field Representative Terms of Agreement
           .21      287          Genesis CCM Contract
           .22      299          Genesis Webpage Genie contract
           .23      311          Haskett - Trilogy Lease
           .24      326          Replicator Site Terms of Agreement
           .25      328          Royalty Agreement with Dr. Kamair Kokayi
           .26      329          Royalty Agreement with Richard Berardi
           .27      330          Royalty Agreement with Tana Henke
           .28        *          Trilogy Affiliate Agreement
           .29      331          Trademark Registration
--------

         * Included as exhibits to or in the schedules to the Agreement and Plan of Merger dated December 1, 1999 between the Registrant, Trilogy and Trilogy Acquisition Corporation, filed herewith as exhibit 2.14

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMERINET GROUP.COM, INC

Dated: December 15, 1999

                             /s/ Michael H. Jordan
                        ---------------------------------
                              Michael Harris Jordan
                                    President